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                                                                  Exhibit (1)(a)


                                    EXHIBIT 1

RESOLUTIONS OF THE BOARD OF DIRECTORS OF SECURITY
EQUITY LIFE INSURANCE COMPANY ("SECURITY EQUITY")
ESTABLISHING THE SEPARATE ACCOUNT
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                     SECURITY EQUITY LIFE INSURANCE COMPANY

                            RESOLUTIONS ESTABLISHING
                     SECURITY EQUITY LIFE INSURANCE COMPANY
                               SEPARATE ACCOUNT 27

"BE IT RESOLVED, that Security Equity Life Insurance Company (hereinafter the "Company"), pursuant to the provisions of New York Insurance Law, hereby establishes a separate account designated "Separate Account 27" (hereinafter referred to as the "Separate Account" or "Account") for the following use and purposes, and subject to the conditions set forth below:

RESOLVED FURTHER, that the Separate Account shall be established for the purpose of providing for the issuance by the Company of such variable annuity or such other contracts (hereinafter the "Contracts") as the Company may designate for such purpose, and shall constitute a segregated asset account into which are allocated amounts paid to or held by the Company under such Contracts; and

RESOLVED FURTHER, that the income, gains, and losses, whether or not realized, from assets allocated to the Separate Account shall, in accordance with the Contracts, be credited to or charged against such Account without regard to other income, gains, or losses of the Company; and

RESOLVED FURTHER, that to the extent so provided under the Contracts, that portion of the assets of the Separate Account equal to the reserves and other contract liabilities of such Account shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

RESOLVED FURTHER, that the investments underlying the Separate Account shall at all times be adequately diversified pursuant to the applicable sections of the Internal Revenue Code and regulations promulgated thereunder in order to maintain treatment of the Contracts as variable contracts for federal income tax purposes; and

RESOLVED FURTHER, that the Separate Account shall invest or reinvest its assets only in securities issued by investment companies registered under the Investment Company Act of 1940; and

RESOLVED FURTHER, that specialized investment divisions shall be established within the Separate Account to which net payments under the Contracts will be allocated in accordance with instructions received from the owners of such Contracts, and that the Company is hereby authorized to create such divisions and to increase, or decrease, the number of investment divisions as it deems necessary or appropriate; and

RESOLVED FURTHER, that each such investment division shall invest only in the shares of a single mutual fund or a single mutual fund portfolio of an
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investment company organized as a series fund pursuant to the Investment Company
Act of 1940; and

RESOLVED FURTHER, that the investment policy of each such investment division shall be as set forth in the document entitled "Attachment A to Proposed Method of Operating the Separate Account", as amended, to be filed with the flew York State Insurance Department with respect to such Account, a copy of which is attached hereto (hereinafter referred to as "Attachment"); and

RESOLVED FURTHER, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel, and others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register such Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; (c) to establish procedures under which the Company shall, pursuant to the requirements of applicable federal or state securities laws, provide the owners of the Contracts with pass-through voting rights for securities held in such Separate Account; and (d) take all other actions which are necessary in connection with the offering of the Contracts for sale and the operation of the Separate Account in order to comply with all applicable federal and state securities and insurance laws; and

RESOLVED FURTHER, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (a) with Walnut Street Securities, Inc. (Walnut Street) or another qualified broker-dealer under which Walnut Street or such other broker-dealer will be appointed principal underwriter and distributor for the Contracts; and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Account and the design, issuance, and administration of the Contracts; and

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized to execute such agreement or agreements as may be necessary or appropriate to enable the Separate Account to invest in shares of the mutual fund portfolios designated in the Attachment(s) hereto; and

RESOLVED FURTHER, that the appropriate officers of the Company, and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof."


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                                  ATTACHMENT A
                                       TO
                PROPOSED METHOD OF OPERATING THE SEPARATE ACCOUNT
                     SECURITY EQUITY LIFE INSURANCE COMPANY
                               SEPARATE ACCOUNT 27

                      INVESTMENT FUNDS AND THEIR OBJECTIVES

G.T. Global: Variable New Pacific Fund

      Objective - seeks long-term growth of capital

      Strategy - invests in the equity securities of companies in the Pacific region. In addition to providing access to stocks from Japan, the Fund can invest in Australia, Hong Kong, Indonesia, Malaysia, New Zealand, the Philippines, Singapore, South Korea, Taiwan and Thailand.

G.T. Global: Variable Europe Fund

      Objective - seeks long term growth of capital.

      Strategy - invests in the equity securities of European companies. The Fund primarily invests in stocks from Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland, Turkey and the United Kingdom.

G.T. Global: Variable Latin America Fund

      Objective - seeks capital appreciation.

      Strategy - invests in a broad range of Latin American securities. Normally, the Fund will primarily invest in Mexico, Chile, Argentina, Venezuela and Brazil.

                                                                    SARS27rl.doc
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                                  ATTACHMENT A
                                       TO
                PROPOSED METHOD OF OPERATING THE SEPARATE ACCOUNT
                     SECURITY EQUITY LIFE INSURANCE COMPANY
                               SEPARATE ACCOUNT 27

                      INVESTMENT FUNDS AND THEIR OBJECTIVES

G.T. Global: Variable America Fund

      Objective - seeks long-term growth of capital.

      Strategy - invests in equity securities of U.S. companies. Under normal circumstances, the majority of assets invest in the securities of small and medium-sized companies (those with a total market capitalization of under $500 million).

G.T. Global Variable International Fund

      Objective - seeks long-term growth of capital.

      Strategy - invests in equity securities outside of the United States. The Fund diversifies its portfolio with investments from Argentina, Brazil, Canada, Chile, Japan, Mexico, Venezuela and the countries in the Variable New Pacific and Variable Europe Funds.

G.T. Global Variable Emerging Markets Fund

      Objective - seeks long-term growth of capital.

      Strategy - invests primarily in equity securities of companies in emerging markets outside of the United States, Canada, Japan, Australia, New Zealand and most countries located in Western Europe. Some assets may be invested in a combination of (i) debt securities of government or corporate issuers in emerging markets; (ii) equity and debt securities of issuers in developed countries, including the United States; (iii) securities of issuers in emerging markets where investing subsequently becomes feasible and desirable and (iv) cash and money market instruments.

                                                                    SARS27rl.doc
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                                  ATTACHMENT A
                                       TO
                PROPOSED METHOD OF OPERATING THE SEPARATE ACCOUNT
                     SECURITY EQUITY LIFE INSURANCE COMPANY
                               SEPARATE ACCOUNT 27

                      INVESTMENT FUNDS AND THEIR OBJECTIVES

G.T. Global: Variable Telecommunications Fund

      Objective - seeks long-term growth of capital.

      Strategy - invests primarily in common and preferred stock and warrants issued By telecommunication companies. Some assets may be invested in debt securities Issued by telecommunication companies and/or in equity and debt securities of Companies outside of the telecommunication industry.

G.T. Global: Variable Growth and Income Fund

      Objective - seeks a combination of long-term capital appreciation and current income.

      Strategy - invests in a combination of blue-chip equity securities from around the World and high-quality government bonds from the U.S. and other established foreign economies.

G.T. Global: Variable Infrastructure Fund

      Objective - seek long-term capital growth

      Strategy - invests primarily in common stock and preferred stock, and warrants to acquire such securities, issued by companies throughout the world that design, develop or provide products and services significant to a country's infrastructure. Some assets may be invested in debt securities issued by infrastructure companies and/or in equity and debt securities of companies outside of the infrastructure Industries.

                                                                     SAR27rl.doc
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                                  ATTACHMENT A
                                       TO
                PROPOSED METHOD OF OPERATING THE SEPARATE ACCOUNT
                     SECURITY EQUITY LIFE INSURANCE COMPANY
                               SEPARATE ACCOUNT 27

                      INVESTMENT FUNDS AND THEIR OBJECTIVES

G.T. Global: Variable Natural Resources Fund

      Objective - seeks long-term capital growth

      Strategy - invests primarily in common stock and preferred stock, and warrants to acquire such securities, issued by natural resources companies throughout the world that own, explore, or develop natural resources and other basic commodities, or supply goods and services to such companies. Some assets may be invested in debt securities issued by natural resources companies and/or in equity and debt securities of companies outside of the natural resources industry.

                                 * * * * * * * *

Investment Adviser - All of the above G.T. Global Funds are managed by G.T. Capital Management, Inc. ("G.T. Capital"), part of the G.T. Group, a major international investment advisory organization with offices throughout the world that long has emphasized global investment. The investment adviser is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940.

Investment Management Charges - The investment management charges for each Fund are deducted from the average daily net assets of the Fund and are reflected in the net asset value of the Fund reported to SELIC by the Fund manager at the end of each valuation day.

Shares of the Funds described above will be available to separate accounts of other insurance companies.

                                                                    SARS27rl.doc
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                     SECURITY EQUITY LIFE INSURANCE COMPANY

                           RESOLUTIONS WITH RESPECT TO
                                SEPARATE ACCOUNTS

"BE IT RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel, and others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register any Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) register the Contracts issued pursuant to such Separate Accounts in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) take all other actions which are necessary in connection with the offering of said Contracts for sale and the operation of such Separate Accounts in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933 and other applicable federal laws, including the filing of any amendments to registration statement, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

RESOLVED FURTHER, that the President, the Treasurer, and the General Counsel, and each of them with full power to act without the others, hereby are severally authorized and empowered to prepare, execute, and cause to be filed with the Securities and Exchange Commission on behalf of the Separate Accounts and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the Contracts, and any and all amendments to the foregoing on behalf of such Separate Accounts and the Company and on behalf of and as attorneys for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

RESOLVED FURTHER, that the General Counsel is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

RESOLVED FURTHER, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the Separate Accounts and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to sell the Contracts, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and the Contracts under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver, and file all such applications, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other instruments as may be required under such laws, and to take any and all further action which said officers or counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain
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Page 2

such registrations or qualifications for as long as said officers seem it to be in the best interest of the Separate Accounts and the Company; and

RESOLVED FURTHER, that the President and the Vice President and the General Counsel of the Company be, and they hereby are, authorized in the names and on behalf of the Separate Accounts and the Company to execute and file irrevocable written consents on the part of the Separate Accounts and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein connection with said registration or qualification of Contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the Separate Accounts and of the Company for the purpose of receiving and accepting process; and

RESOLVED FURTHER, that the President of the Company be, and hereby is, authorized to establish procedures under which the Company shall, pursuant to the requirements of applicable federal or state securities laws, provide owners of such Contracts with pass-through voting rights with respect to securities owned by the Separate Accounts; and

RESOLVED FURTHER, that the President of the Company is hereby authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with Walnut Street Securities, Inc. (Walnut Street) or another qualified broker-dealer under which Walnut Street or such other broker-dealer will be appointed principal underwriter and distributor for the Contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Separate Accounts and the design, issuance, and administration of the Contracts; and

RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable the Separate Accounts to invest in such securities as shall be designated to implement the investment policy of such Separate Accounts; and

RESOLVED FURTHER, that the appropriate officers of the Company, and each of them are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof."


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